Exhibit 99.1

Pulmatrix Announces Expansion of Executive Leadership Team to Progress Clinical Pipeline

LEXINGTON, Mass., March 1, 2022 /PRNewswire/ — Pulmatrix, Inc. (NASDAQ: PULM), a clinical-stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary and non-pulmonary disease using its patented iSPERSE™ technology, announced the hiring of Dr. Margaret Wasilewski as the Company’s Chief Medical Officer effective March 1st, 2022.

“We are proud to welcome Dr. Wasilewski to the Pulmatrix Executive Team,” said Ted Raad, Chief Executive Officer of Pulmatrix. “She brings extensive experience across different stages of pharmaceutical drug development in various therapeutic areas. Pulmatrix will immediately benefit from her leadership in the clinical strategy and delivery of the clinical trial milestones. She will also be my partner in charting the direction of our current and future pipeline. I am excited about the deep capabilities that Dr. Wasilewski will add to the Pulmatrix team as we look to further develop our pipeline.”

Dr. Wasilewski leverages over 25 years of experience in pharmaceutical drug development. She led the clinical development program for treatment and recurrence prevention in Clostridioides difficile infection as Vice President Research and Development-Medical at Summit Therapeutics. Dr. Wasilewski held various leadership roles at Eli Lilly and Company, Targanta Therapeutics, and Shire. Her clinical development experience includes bacterial and viral infections, sepsis, neurology, and rare disease. As President of ID Remedies, LLC, she has provided scientific, medical, and regulatory consultation and business development to various biopharmaceutical companies.

Dr. Wasilewski received a medical degree from Tufts University School of Medicine and is board certified in Internal Medicine and completed fellowships in Infectious Diseases and Clinical Pharmacology at the University of California-San Francisco. Dr. Wasilewski received an MBA from Indiana University, Kelly School of Business; a master’s degree in Nutrition from the University of California-Berkeley and an undergraduate degree in Chemistry from Rutgers University.

Dr. Wasilewski added, “I am thrilled to join Pulmatrix at such an exciting time. The current pipeline has potential to address important unmet needs in both respiratory and neurological disease, while the iSPERSE™ technology provides opportunity to expand into new areas of unmet need. I look forward applying my experience to position Pulmatrix for long-term success.”

About Pulmatrix, Inc.

Pulmatrix is a clinical-stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary and non-pulmonary disease using its patented iSPERSE™ technology. The Company’s proprietary product pipeline includes treatments for serious lung diseases, such as allergic bronchopulmonary aspergillosis (“ABPA”), Chronic Obstructive Pulmonary Disease (“COPD”), and neurologic disorders such as acute migraine. Pulmatrix’s product candidates are based on its proprietary engineered dry powder delivery platform, iSPERSE™, which seeks to improve therapeutic delivery to the lungs by maximizing local concentrations and reducing systemic side effects to improve patient outcomes.

Forward-Looking Statements

Certain statements in this letter that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements of historical fact and may be identified by words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that”, “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the impact of the novel coronavirus (COVID-19) on the Company’s ongoing and planned clinical trials; the geographic, social and economic impact of COVID-19 on the Company’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; the ability to secure and enforce legal rights related to the Company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC, including its most recent annual report on Form 10-K, as amended, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Timothy McCarthy, CFA
212.915.2564
tim@lifesciadvisors.com